CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-4266) of our report dated March 31, 1995, on our audits of the financial statements of Convalescent Services, Inc. and Affiliates. We also consent to the reference to our firm under the caption "Experts."


                                                    /s/ COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
June 11, 1996